     As filed with the Securities and Exchange Commission on June 2, 2000
-------------------------------------------------------------------------------
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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               ----------------

                             SLW Enterprises Inc.
             (Exact name of small business issuer in its charter)

                               ----------------

        Washington                    5499                   91-2022980
     (State or other           (primary standard          (I.R.S. Employer
     jurisdiction of            industrial code)        Identification Number)
     incorporation or
      organization)

                         Suite 210, 580 Hornby Street
                  Vancouver, British Columbia V6C 3B6, CANADA
                                (604) 687-6991
         (Address and telephone number of principal executive offices)

          Agent for Service:                       With a Copy to:
        Suzanne Wood, President                   James L. Vandeberg
         SLW Enterprises Inc.                 Ogden Murphy Wallace, PLLC
     Suite 210, 580 Hornby Street           1601 Fifth Avenue, Suite 2100
 Vancouver, British Columbia V6C 3B6,         Seattle, Washington 98101
                CANADA                              (206) 447-7000
            (604) 687-6991
(Name, address, including zip code, and telephone number, including area code, of agent for service)

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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
                                                     Proposed       Proposed
                                       Amount        maximum        maximum       Amount of
     Title of each class of            To be      offering price   aggregate     registration
   securities to be registered       Registered      per unit    offering price      fee
---------------------------------------------------------------------------------------------
Class A Common Stock............     1,000,000         $.01        $10,000.00       $2.64
---------------------------------------------------------------------------------------------

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Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 ((S)
230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee needed to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

                               ----------------

   The registration hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+We will amend and complete the information in this prospectus. The            +
+information in this prospectus is not complete and may be changed. We may not +
+sell these securities until the registration statement filed with the         +
+Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   SUBJECT TO COMPLETION--[enter date, 2000]

PROSPECTUS

                              SLW Enterprises Inc.

                          Suite 210, 580 Hornby Street
                  Vancouver, British Columbia V6C 3B6, CANADA
                                 (604) 662-7000

                                  -----------

                        1,000,000 Shares of Common Stock

                                  -----------

  This is the initial public offering of common stock of SLW Enterprises Inc., and no public market currently exists for shares of SLW Enterprises Inc's common stock. The initial public offering price is $0.01 per share of common stock. The offering is on a best efforts--no minimum basis. There is no date certain for closing the offering, no minimum purchase requirement, and no arrangement to place funds in an escrow, trust, or similar account.

                                  -----------

                This investment involves a high degree of risk.
                    See "Risk Factors" beginning on page 2.

                                  -----------

  Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                               PART I--PROSPECTUS

Prospectus Summary.......................................................     1

Risk Factors.............................................................     2

Use of Proceeds..........................................................     8

Determination of Offering Price..........................................     8

Selling Security Holders.................................................     8

Plan of Distribution.....................................................     9

Legal Proceedings........................................................     9

Directors, Executive Officers, Promoters and Control Persons.............     9

Security Ownership of Certain Beneficial Owners and Management...........    10

Description of Securities................................................    10

Interest of Named Experts and Counsel....................................    10

Disclosure of Commission Position on Indemnification for Securities Act
 Liabilities.............................................................    11

Description of Business..................................................    11

Management's Discussion and Analysis or Plan of Operation................    18

Description of Property..................................................    20

Certain Relationships and Related Transactions...........................    20

Market for Common Equity and Related Stockholder Matters.................    20

Executive Compensation...................................................    20

Financial Statements.....................................................   F-1

Changes In and Disagreements With Accountants on Accounting And Financial
 Disclosure..............................................................  II-1




   You should rely only on the information contained in this document. SLW Enterprises Inc. has not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                               PROSPECTUS SUMMARY

                              SLW ENTERPRISES INC.

   SLW Enterprises Inc. is a corporation formed under the laws of the State of Washington, whose principal executive offices are located in Vancouver, British Columbia, Canada.

   The primary objective of the business is designed to market high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for sale to their clients.

               NAME, ADDRESS, AND TELEPHONE NUMBER OF REGISTRANT

   SLW Enterprises Inc.
   Suite 210, 580 Hornby Street
   Vancouver, British Columbia V6C 3B6, CANADA
   (604) 687-6991

                                  THE OFFERING

   Price per share Offered.....................................            $0.01
   Common Stock Offered by SLW................................. 1,000,000 shares
   Common Stock Outstanding Prior to Offering.................. 1,600,000 shares
   Common Stock Outstanding After Offering*.................... 2,600,000 shares

--------
* Assumes sale of all shares offered

   SLW Enterprises expects to use the net proceeds for organizational purposes and to determine the feasibility of selling Vitamineralherb.com products to specific markets.

                                  RISK FACTORS

   You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing the common stock of SLW Enterprises Inc. Investing in SLW Enterprises' common stock involves a high degree of risk. Any of the following risks could adversely affect SLW Enterprises' business, financial condition and results of operations and could result in a complete loss of your investment.

You Should Not Rely on Forward-Looking Statements Because They Are Inherently Uncertain

   You should not rely on forward-looking statements in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on forward-looking statements, which apply only as of the date of this prospectus. SLW Enterprises' actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by SLW Enterprises described in "Risk Factors" and elsewhere in this prospectus.

Risks Related to SLW Enterprises' Business

  SLW Enterprises Has Incurred Losses Since Its Inception March 24, 2000 and Expects Losses to Continue For the Foreseeable Future

   SLW Enterprises is in the extreme early stages of development and could fail before implementing its business plan. It is a "start up" venture that will incur net losses for the foreseeable future. SLW Enterprises has only recently acquired its principal asset. SLW Enterprises will incur additional expenses before becoming profitable, if it ever becomes profitable. It is a relatively young company that has no history of earnings or profit. There is no assurance that it will operate profitably in the future or provide a return on investment in the future.

  Changes or Interruptions to SLW Enterprises' Arrangements with Its Supplier May Have an Adverse Effect on Its Ability to Operate

   If SLW Enterprises' licensor defaults under its agreement with its supplier, SLW Enterprises could lose access to its manufacturing source, and SLW Enterprises' distribution rights would become meaningless. Similarly, any dispute between the supplier and licensor could prevent SLW Enterprises from selling or delivering product to its customers. Any termination or impairment of SLW Enterprises' license rights and access to products could prevent SLW Enterprises from implementing its business plan, thereby limiting its profitability and decreasing the value of its stock.

  SLW Enterprises Will Compete With Other Internet Retailers and May Not Achieve the Customer Base Necessary to Become or Remain Profitable

   SLW Enterprises' future revenues and profits, if any, substantially depend upon the widespread acceptance and use of the Internet as an effective medium of business by target consumers. Consumers may not choose to do business over the Internet in sufficient number to establish the customer base necessary to obtain revenues and achieve profitable operations. Even if use of the Internet and electronic commerce continues to increase, the online vitamins market may not develop. SLW Enterprises may therefore be unable to successfully market and sell its product, in which case it would not become profitable.

  SLW Enterprises Must Rely On Its Licensor to Provide Critical Services. Failure of the Licensor to Supply a Service Will Hamper SLW Enterprises' Ability to Do Business

   As part of its license, SLW Enterprises' licensor has agreed to provide and maintain (1) a website through which orders are placed and (2) a payment system for receipt of payments from customers and disbursement of funds to SLW Enterprises and its supplier. If the licensor fails to provide these services, SLW Enterprises may be unable to conduct its business. If SLW Enterprises is unable to conduct its business, it may lose customers and revenues. SLW Enterprises' future success will depend, in part, on the licensor's use of leading technologies to provide seamless access to and services through its website. The licensor's network infrastructure may be vulnerable to computer viruses, hacking or similar disruptive problems caused by users, other connected Internet sites, instabilities in the Internet, interconnecting networks and various telephone networks. Computer viruses or problems caused by third parties could lead to interruptions, delays or cessation in service to SLW Enterprises. If the licensor does not maintain an up-to-date, effective website, SLW Enterprises may not be effective in its online sales.

  SLW Enterprises Relies On Third Parties to Supply Telecommunications Services And Any Interruption of These Services May Have An Adverse Effect On Its Ability to Operate

   SLW Enterprises will rely on its licensor's providers such as the local telephone companies and other companies to provide data-communications via local telecommunications lines and leased long-distance lines. The means of ordering and paying for products may be disrupted or eliminated if the licensor experiences disruptions or capacity constraints in its telecommunications services. SLW Enterprises or its licensor may be unable to replace these services on a timely basis or at all. If customer sales are disrupted, SLW Enterprises will lose customers and profitability.

  Government Regulation of the Internet Could Adversely Affect SLW Enterprises' Profitability

   Existing or future legislation could limit growth in use of the Internet, which would curtail SLW Enterprises' revenue growth. Any new regulation of Internet commerce could damage SLW Enterprises' business, affect the profitability and perhaps the viability of its business plan, and cause the price of its common stock to decline. Regulation could prove to be burdensome, and impose significant additional costs on SLW Enterprises' business or subject it to additional liabilities. Regulation is likely in the areas of user privacy, pricing, content, and quality of products and services. Laws and regulations applying to the solicitation, collection, or processing of personal or consumer information could limit SLW Enterprises' activities. In addition, any regulation imposing fees for Internet use could result in a decline in the use of the Internet and the viability of Internet commerce, which could have a material adverse effect on SLW Enterprises' business, results of operations, and financial condition.

  New Taxation Could Adversely Affect SLW Enterprises' Profitability

   The United States or other local or foreign jurisdictions may seek to impose sales tax collection obligations on SLW Enterprises for its sales over the Internet. If one or more states or any foreign country successfully asserts that SLW Enterprises should collect sales or other taxes on the sale of its products, it could also prevent SLW Enterprises' business from growing or expose it to unanticipated liabilities. Taxation of Internet use, or other charges imposed by government agencies or by private organizations for accessing the Internet, may also be imposed. Customers may not be willing to pay the higher prices necessitated by a tax, or may choose to purchase products from a company that is not subject to the tax. Any taxation could cause loss of customers and a decrease in SLW Enterprises' profitability.

  Government Regulation of Products Could Adversely Affect Viability of Dietary Supplements

   Extensive U.S. federal, state and local government regulations may restrict the way SLW Enterprises sells its products, resulting in restrictions on the products and content SLW Enterprises offers its customers and significant additional expenses. The manufacture, packaging, labeling, advertising, promotion, distribution and sale of SLW Enterprises' products are subject to regulation by numerous governmental agencies, the most active of which is the U.S. Food and Drug Administration, which regulates SLW Enterprises' products under the Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder. SLW Enterprises' products are also subject to regulation by, among other regulatory entities, the Consumer Product Safety Commission, the U.S. Department of Agriculture, and the Environmental Protection Agency. Advertising and other forms of promotion and methods of marketing of SLW Enterprises' products are subject to regulation by the U.S. Federal Trade Commission, which regulates these activities under the Federal Trade Commission Act. The manufacture, labeling and advertising of SLW Enterprises' products are also regulated by various state and local agencies as well as those of each foreign country to which it distributes its products.

   SLW Enterprises cannot be certain that its attempts, or those of its suppliers, to comply with laws and regulations in this area are or will be deemed sufficient by the appropriate regulatory agencies. Enforcement actions by any of these regulatory agencies can result in civil and criminal penalties, an injunction to stop or modify certain selling methods, seizure of SLW Enterprises' products, adverse publicity or voluntary recalls and labeling changes. If any governmental agency were to undertake an enforcement action against SLW Enterprises, it could cause an immediate decrease in its revenues, cause it to incur significant additional expenses and result in a decrease in its stock price. SLW Enterprises' efforts to comply with existing laws and regulations may be costly, may force it to change its selling strategy and may not be successful. SLW Enterprises cannot promise that it will be able to comply with any existing or future laws, regulations, interpretations or applications without incurring significant costs or adjusting its business model.

  Purchasers Must Rely on Ms. Wood's Abilities For All Decisions As She Will Control the Majority of the Stock After the Offering. SLW Enterprises Has No Employment Agreement With Ms. Wood and She Spends Only Part-time On Its Business. Her Leaving May Adversely Effect SLW Enterprises' Ability To Operate

   Ms. Wood is serving as SLW Enterprises' sole officer and director. SLW Enterprises will be heavily dependent upon Ms. Wood's entrepreneurial skills and experience to implement its business plan and may, from time to time, find that her inability to devote full time and attention to its affairs will result in delay(s) in progress towards the implementation of its business plan or in a failure to implement its business plan. Moreover, SLW Enterprises does not have an employment agreement with Ms. Wood and as a result, there is no assurance that she will continue to manage its affairs in the future. Nor has SLW Enterprises obtained a key person life insurance policy on Ms. Wood. SLW Enterprises could lose the services of Ms. Wood, or Ms. Wood could decide to join a competitor or otherwise compete directly or indirectly with SLW Enterprises, which would have a significant adverse effect on its business and could cause the price of its stock to be worthless. The services of Ms. Wood would be difficult to replace.

  Ms. Wood Has No Experience in SLW Enterprises' Line of Business and May Make Poor Business Decisions Which May Adversely Effect Its Business

   Ms. Wood has no experience in marketing and retail sale of vitamins and other nutritional supplements, or the sale of products over the Internet. Ms. Wood is not a doctor, nutritionist, or health professional by trade. As a result, SLW Enterprises will likely need to rely on others who understand the sale and marketing of nutritional supplements. Because of lack of experience in this line of business, SLW Enterprises may overestimate the marketability of the Vitamineralherb.com products and may underestimate the costs and difficulties associated with selling and distributing of the products. Any such unanticipated costs or difficulties could prevent SLW Enterprises from implementing its business plan, thereby limiting its profitability and decreasing the value of its stock.

  SLW Enterprises May Be Subject to Product Liability Suits Which Could Adversely Effect Its Financial Condition

   SLW Enterprises may be subject to product liability claims if any of the products it sells results in injury. SLW Enterprises may be subjected to various product liability claims, including, among others, that its products include inadequate instructions for use or inadequate warnings concerning possible side effects and interactions with other substances. SLW Enterprises relies on third party manufacturers for its products and product disclosures. SLW Enterprises has no product liability insurance coverage. Although its licensor warrants the products and provides indemnification to SLW Enterprises for losses, claims, and expenses arising from a breach of the product warranties, any such indemnification is limited by its terms and, as a practical matter, is limited to the creditworthiness of the indemnifying party. In the event that SLW Enterprises does not have adequate indemnification, product liability claims could be costly and divert management's attention from business.

  Unfavorable Publicity May Curtail the Market for SLW Enterprises' Products

   The dietary supplement market is affected by national media attention regarding the consumption of dietary supplements. SLW Enterprises is highly dependent upon consumers' perceptions of the safety and quality of its products as well as dietary supplements distributed by other companies. Any negative publicity asserting that these products may be harmful or questioning their efficacy could have a material adverse effect on SLW Enterprises' business, regardless of whether these reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for these products. Because of SLW Enterprises' dependence on consumers' perceptions, adverse publicity associated with illness or other adverse effects resulting from the consumption of its products or any similar products distributed by other companies and future reports of research that are perceived as less favorable or that question earlier research could have a material adverse effect on SLW Enterprises' sales and therefore its profitability.

  SLW Enterprises Will Compete With Other Vitamin Retailers and May Not Achieve the Customer Base Necessary to Become or Remain Profitable

   The electronic commerce industry is new, rapidly evolving and intensely competitive, and SLW Enterprises expects competition to intensify in the future. Barriers to entry are minimal and current and new competitors can launch sites at a relatively low cost. In addition, the vitamin market is very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention. SLW Enterprises competes with a variety of other companies, including traditional vitamin retailers, the online retail initiatives of several traditional retailers and other Vitamineralherb.com licensees. Many of SLW Enterprises' potential competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than SLW Enterprises has. In addition, an online retailer may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies as use of the Internet and other electronic services increases. Competitors have and may continue to adopt aggressive pricing or inventory availability policies and devote substantially more resources to website and systems development than SLW Enterprises does. Increased competition may result in reduced operating margins and loss of market share.

  Acquisition of or Combination with Another Company Could Dilute Stockholder Value

   Because SLW Enterprises may not be successful in developing a viable market for the Vitamineralherb.com products, its management will spend a significant portion of the time it devotes to evaluating other business opportunities that may be available to SLW Enterprises. In the event of a business combination, the ownership interests of holders of existing shares of SLW Enterprises' stock will be diluted. Due to its limited financial resources, the only way SLW Enterprises will be able to diversify its activities, should its business plan prove to be impractical, would be to enter into a business combination.

   Any asset acquisition or business combination would likely include the issuance of a significant amount of SLW Enterprises' common stock, which would dilute the ownership interest of holders of existing shares, and may result in a majority of the voting power being transferred to new investors. Depending on the nature of the transaction, SLW Enterprises' stockholders may not have an opportunity to vote on whether to approve it. For example, SLW Enterprises' board of directors may decide to issue a significant amount of stock to effect a share exchange with another company. Such a transaction does not require shareholder approval, but SLW Enterprises' officers and directors must exercise their powers in good faith and with a view to the interests of the corporation.

  Acquisition of or Combination with Another Company Could Be Difficult To Integrate and Disrupt Business

   Any acquisition of or business combination with another company could disrupt SLW Enterprises' ongoing business, distract management and employees and increase its expenses. If SLW Enterprises acquires a company, it could face difficulties in assimilating that company's personnel and operations. In addition, the key personnel of the acquired company may decide not to work for SLW Enterprises. Acquisitions also involve the need for integration into existing administration, services, marketing, and support efforts. Any amortization of goodwill or other assets, or other charges resulting from the costs of these acquisitions, could limit SLW Enterprises' profitability and decrease the value of its stock. In addition, SLW Enterprises' liquidity and capital resources may be diminished prior to or as a result of consummation of a business combination and its capital may be further depleted by the operating losses (if any) of the business entity which SLW Enterprises may eventually acquire.

  SLW Enterprises May Enter In To New Line of Business Which Investors Could Not Evaluate

   In the event of a business combination, acquisition, or change in shareholder control, SLW Enterprises may enter in to a new line of business which an investor did not anticipate and in which that investor may not want to participate. SLW Enterprises may make investments in or acquire complementary products, technologies and businesses, or businesses completely unrelated to its current business plan. Similarly, an asset acquisition or business combination would likely include the issuance of a significant amount of SLW Enterprises' common stock, which may result in a majority of the voting power being transferred to new investors. New investors may replace SLW Enterprises' management. New management may decide not to continue to implement SLW Enterprises' current business plan, and may decide to enter into a business completely unrelated to the current business plan which an investor did not anticipate and in which that investor may not want to participate. In such case, an investor could lose its entire investment on a business decision it did not get to evaluate at the time of investing in SLW Enterprises.

Financial Risks

  SLW Enterprises Has No Operating History and Financial Results Are
  Uncertain

   SLW Enterprises is a young company with no history of earnings or profit and there is no assurance that it will operate profitably in the future. There is no meaningful historical financial data upon which to base planned operating expenses. As a result of SLW Enterprises' limited operating history, it is difficult to accurately forecast its potential revenue. In order to become profitable, SLW Enterprises must:

  .  execute on its business model;

  .  create brand recognition;

  .  manage growth in its operations;

  .  create a customer base cost-effectively;

  .  retain customers;

  .  access additional capital when required; and

  .  attract and retain key personnel.

   SLW Enterprises cannot be certain that its business model will be successful or that it will successfully address these and other challenges, risks and uncertainties. If it fails successfully meet these challenges, SLW Enterprises will likely never become profitable.

  SLW Enterprises May Need Additional Financing Which May Not Be Available, or Which May Dilute the Ownership Interests of Investors

   SLW Enterprises' ultimate success will depend on its ability to raise additional capital. No commitments to provide additional funds have been made by management or other shareholders. SLW Enterprises has not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to SLW Enterprises. If not available, SLW Enterprises' operations would be severely limited, and it would be unable to implement its business plan.

Investment Risks

  SLW Enterprises' Common Stock Has No Prior Market, And Prices May Decline After the Offering

   There is no public market for SLW Enterprises' common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate its investment without considerable delay, if at all. The trading market price of SLW Enterprises' common stock may decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for SLW Enterprises' common stock may not develop or be sustained. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of SLW Enterprises' securities. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in SLW Enterprises' common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of these securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in SLW Enterprises stock.

  Investors May Face Significant Restrictions on the Resale of SLW Enterprises Stock Due to State Blue Sky Laws

   Because SLW Enterprises' securities have not been registered for resale under the blue sky laws of any state, the holders of shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy SLW Enterprises' securities. Each state has its own securities laws, often called "blue sky laws", which limit sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration, and govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, and the broker must be registered in that state, or otherwise be exempt from registration. SLW Enterprises does not know whether its stock will be registered under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for SLW Enterprises' stock.

   Accordingly, investors should consider the secondary market for SLW Enterprises' securities to be a limited one. Investors may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification.

  Investors May Face Significant Restrictions on the Resale of SLW Enterprises Stock Due To Federal Penny Stock Regulations

   In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." These rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934, as amended. Because SLW Enterprises' securities may constitute "penny stock" within the meaning of the rules, the rules would apply to SLW Enterprises and its securities. The rules may further affect the ability of owners of SLW Enterprises' shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

   Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include:

  . control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

  . manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

  . "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

  . excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

  . the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

                                USE OF PROCEEDS

   The net proceeds to SLW Enterprises from the sale of the 1,000,000 shares of common stock offered by SLW Enterprises hereby at an assumed initial public offering price of $.01 per share are estimated to be $10,000. SLW Enterprises expects to use the net proceeds as follows:

     Purpose                             50% Subscription* 100% Subscription**
     -------                             ----------------- -------------------
     Organizational Purposes............      $1,000             $1,000
     Feasibility of License/Market
      Research..........................      $4,000             $9,000

--------
*  Assumes sale of 50% of the stock being offered
** Assumes sale of 100% of the stock being offered

   SLW Enterprises continually evaluates other business opportunities that may be available to it, whether in the form of assets acquisitions or business combinations. SLW Enterprises may use a portion of the proceeds for these purposes. SLW Enterprises is not currently a party to any contracts, letters of intent, commitments or agreements and is not currently engaged in active negotiations with respect to any acquisitions.

   SLW Enterprises has not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, SLW Enterprises' management will have significant flexibility in applying the net proceeds of the offering.

                        DETERMINATION OF OFFERING PRICE

   SLW Enterprises arbitrarily determined the price of the Units in this Offering. The offering price is not an indication of and is not based upon the actual value of SLW Enterprises. It bears no relationship to the book value, assets or earnings of SLW Enterprises or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                            SELLING SECURITY HOLDERS

   There are no selling security holders.

                              PLAN OF DISTRIBUTION

   SLW Enterprises will sell a maximum of 1,000,000 shares of its common stock to the public on a "best efforts" basis. There can be no assurance that any of these shares will be sold. This is not an underwritten offering. SLW Enterprises has not committed to keep the registration statement effective for any set period of time. The gross proceeds to SLW Enterprises will be $10,000 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by SLW Enterprises, or any of its principals, to any person or firm in connection with solicitation of sales of the shares. No public market currently exists for shares of SLW Enterprises' common stock. SLW Enterprises intends to apply to have its shares traded on the OTC bulletin board under the symbol "SLWE".

                               LEGAL PROCEEDINGS

   SLW Enterprises is not a party to any pending legal proceeding or litigation and none of its property is the subject of a pending legal proceeding. Further, the officer and director knows of no legal proceedings against SLW Enterprises or its property contemplated by any governmental authority.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

   The following table sets forth the name, age and position of each director and executive officer of SLW Enterprises Inc.:

   Name                            Age Position
   ----                            --- --------
   Suzanne Wood...................  43 President, Secretary, Treasurer, Director

   In April, 2000, Ms. Wood was elected as the sole officer and director of SLW Enterprises, of which she is the sole stockholder. She will serve until the first annual meeting of SLW Enterprises' shareholders and her successors are elected and qualified. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement.

   Since 1986, Ms. Wood has been the principal of Wood & Associates, financial and corporate management consultants providing services in corporate financing and mergers and acquisitions. Ms. Wood is an accountant with over 20 years' in experience in the finances and corporate management of private and public companies. After graduating from the University of British Columbia, Ms. Wood spent several years with Revenue Canada, Taxation, primarily with its Business Audit Division. During this period she participated in the Certified General Accountants Program. Ms. Wood has completed the Canadian Securities Course and remains current in the changes relating to securities matters through continued participation in various professional development programs and seminars. Since leaving government services she provides general consulting services to companies in connection with the development of new business ventures. She participates in efforts to raise capital for the companies by assisting in the strategic business planning and advising with respect to the company's capital structure. Part of her services includes the performance of a financial and strategic audit of the company in order to assist the company to formulate its future strategies. Ms. Wood assists with the performance of due diligence related to potential business arrangements. Through her network of business contacts cultivated over numerous years, she has assisted companies with the development of world-wide marketing, promotional and fund raising strategies. She is currently on the Board of Directors of a number of private and public companies including Genetronics Biomedical Ltd., a company listed on the Toronto and Amex Stock Exchange.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of May 1, 2000, SLW Enterprises' outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by SLW Enterprises to own beneficially, more than 5% of its common stock, and the shareholdings of all Executive Officers and Directors as a group. Each person has sole voting and investment power with respect to the shares shown.

                                                         Shares   Percentage of
                           Name                           Owned   Shares Owned
                           ----                         --------- -------------
   Suzanne Wood, President, Secretary, Treasurer, and   1,600,000      100%
    Director...........................................
    Suite 210, 580 Hornby Street
    Vancouver, BC V6C 3B6 Canada
   All executive officers & directors as a group
    (1 individual)..................................... 1,600,000      100%

                           DESCRIPTION OF SECURITIES

   The following description of SLW Enterprises' capital stock is a summary of the material terms of its capital stock. This summary is subject to and qualified in its entirety by SLW Enterprises' articles of incorporation and bylaws and by the applicable provisions of Washington law.

   The authorized capital stock of SLW Enterprises consists of 120,000,000 shares: 100,000,000 shares of Common Stock having a par value of $0.0001 per share and 20,000,000 shares of Preferred Stock having a par value of $0.0001 per share. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of SLW Enterprises' common stock.

   The holders of shares of common stock of SLW Enterprises do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of SLW Enterprises' directors.

   The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. The holders of the shares of common stock have no preemptive or subscription rights. In the event of liquidation, dissolution or winding up of the affairs of SLW Enterprises holders are entitled to receive, ratably, the net assets of SLW Enterprises Inc. available to shareholders after payment of all creditors.

   All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of SLW Enterprises' common stock are issued, the relative interests of existing shareholders may be diluted.

                     INTEREST OF NAMED EXPERTS AND COUNSEL

   Neither Elliott Tulk Pryce Anderson nor Ogden Murphy Wallace, PLLC was employed on a contingent basis in connection with the registration or offering of SLW Enterprises' common stock.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

   SLW Enterprises' articles of incorporation provide that it will indemnify its officers and directors to the full extent permitted by Washington state law. SLW Enterprises' bylaws provide that it will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of SLW Enterprises or is or was serving at the request of SLW Enterprises as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of SLW Enterprises pursuant to the forgoing provisions or otherwise, SLW Enterprises has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                            DESCRIPTION OF BUSINESS

General

   SLW Enterprises was incorporated under the laws of the State of Washington on March 22, 2000, and is in its early developmental and promotional stages. To date, SLW Enterprises' only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. SLW Enterprises has not commenced commercial operations. SLW Enterprises has no full time employees and owns no real estate.

Acquisition of The License

   On April 13, 2000, SLW Enterprises' sole shareholder, Suzanne Wood, transferred to SLW Enterprises her rights under that certain License Agreement with Vitamineralherb.com. The License Agreement grants an exclusive right to distribute Vitamineralherb.com products to health and fitness professionals in Montana, North Dakota, South Dakota and Wyoming via the Internet. Ms. Wood acquired the license from Vitamineralherb.com for $35,000, which will be paid by SLW Enterprises upon the successful completion of the initial public offering pursuant to this registration statement and sale of all registered shares pursuant to the offering. The license fee is secured by a promissory note by SLW Enterprises to Vitamineralherb.com. Pursuant to the license, SLW Enterprises is required to use its best efforts to cause this registration statement to become effective as soon as possible after filing.

The License

   SLW Enterprises has a three year license to market and sell vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for sale to their clients. The license will be automatically renewed unless SLW Enterprises or Vitamineralherb.com gives the other notice of its intent not to renew.

   As a licensee of Vitamineralherb.com, SLW Enterprises eliminates the need to develop products, store inventory, build and maintain a website, establish banking liaisons, and develop a fulfillment system, thereby enabling SLW Enterprises to focus strictly on marketing and sales. SLW Enterprises plans to target health and fitness professionals in Montana, North Dakota, South Dakota and Wyoming who wish to offer health and fitness products to their customers.

   SLW Enterprises (and its customers) will have access to all products offered on the Vitamineralherb website, as well as the ability to order custom-formulated and custom-labeled products. Vitamineralherb.com sets the price for products based on the manufacturer's price, plus a mark up which provides a 10% commission to Vitamineralherb.com and a profit for SLW Enterprises. Three different labeling options are available to customers: First, products may be ordered with the manufacturer's standard label with no customization. Second, the fitness or health professional may customize the labels by adding its name, address, and phone number to the standard label. In most cases, these labels would be a standardized label with product information and a place on the label for the wording "Distributed by." This gives these health and fitness professionals a competitive edge. Third, labels may be completely customized for the health or fitness professional.

   When a fitness or health professional becomes a client, SLW Enterprises' salesperson will show the client how to access the Vitamineralherb website. The client is assigned an identification number that identifies it by territory, salesperson, and business name, address, and other pertinent information. The health or fitness professional may then order the products it desires directly through the Vitamineralherb.com website, paying for the purchase with a credit card, electronic check ("e-check"), or debit card. All products are shipped by the manufacturer directly to the professional or its clients.

   The website is maintained by Vitamineralherb.com, and each licensee pays an annual website maintenance fee of $500. All financial transactions are handled by Vitamineralherb.com's Internet clearing bank. The Vitamineralherb webmaster downloads e-mail orders several times a day, checks with clearing bank for payment and then submits the product order and electronic payment to International Formulation and Manufacturing. Vitamineralherb.com then forwards the money due SLW Enterprises via electronic funds transfer. Vitamineralherb's software tracks all sales through the customer's identification number, and at month end, e-mails to SLW Enterprises and customer a detailed report including sales commissions. Vitamineralherb has indicated that it will use e-commerce advertising such as banner ads on major servers and websites, as well as trying to insure that all major search engines pick Vitamineralherb.com first. Sales originating from the website to customers located in Montana, North Dakota, South Dakota and Wyoming will automatically be assigned to SLW Enterprises.

Background on the Manufacturer and Distributor

   On June 9, 1999, Vitamineralherb.com entered into a manufacturing agreement with International Formulation and Manufacturing Inc. a nutraceuticals manufacturing firm, located in San Diego, California, USA. International Formulation and Manufacturing has been a contract manufacturer of vitamin, mineral, nutritional supplement, and alternative health products for various marketing organizations for approximately six years; International Formulation and Manufacturing does no retail marketing. In addition to a line of standard products, International Formulation and Manufacturing is able to manufacture custom blended products for customers. International Formulation and Manufacturing also has the capability to supply privately labeled products for SLW Enterprises' customers at a minimal added cost. Vitamineralherb.com has just begun developing its vitamin marketing and distributorship business.

  Implementation of Business Plan: Milestones

   SLW Enterprises' business plan is to determine the feasibility of selling Vitamineralherb.com products to targeted markets. Should SLW Enterprises determine that its business plan is feasible, it intends to employ salespeople to call on medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers to interest these professionals in selling to their clients high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products. These professionals would sell the products to their clients via the Internet.

   In order to determine the feasibility of its business plan, SLW Enterprises may, during the next six to twelve months, conduct research into the various potential target markets. Should SLW Enterprises determine that the exploitation of the license is feasible, it will engage salespeople to market the products. The expenses of market research and obtaining salespeople will likely exceed the funds raised by this offering, and SLW Enterprises will have to obtain additional financing through an offering or through capital contributions by current shareholders. No commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to SLW Enterprises or at all. SLW Enterprises expects to begin earning revenues shortly after a sales force is in place.

Industry Background

   Growth of the Internet and electronic commerce. The Internet has become an increasingly significant medium for communication, information and commerce. According to NUA Internet Surveys, as of February 2000, there were approximately 275.5 million Internet users worldwide. At the IDC Internet Executive Forum held on September 28-29, 1999, IDC stated that in 1999 US $109 billion in purchases were impacted by the Internet. IDC's vice president, Sean Kaldor, indicated that figure is expected to increase more than ten-fold over the next five years to US $1.3 trillion in 2003, with $842 million completed directly over the Web. SLW Enterprises believes that this dramatic growth presents significant opportunities for online retailers.

   The vitamin, supplement, mineral and alternative health product market. In recent years, a growing awareness of vitamins, herbs, and other dietary supplements by the general public has created a whole new segment in the field of medicine and health care products. According to Jupiter Communications, online sales of such products are expected to be US $434 million in the year 2003, up from $1 million in 1998. SLW Enterprises believes that several factors are driving this growth, including a rapidly growing segment of the population that is concerned with aging and disease, a growing interest in preventative health care, favorable consumer attitudes toward alternative health products and a favorable regulatory statute, the Dietary Supplement Health and Education Act of 1994.

Competition

   The electronic commerce industry is new, rapidly evolving and intensely competitive, and SLW Enterprises expects competition to intensify in the future. Barriers to entry are minimal and current and new competitors can launch sites at a relatively low cost. In addition, the vitamin, supplement, mineral and alternative health product market is very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention.

   SLW Enterprises' competitors can be divided into several groups including:

  . traditional vitamins, supplements, minerals and alternative health products retailers;

  . the online retail initiatives of several traditional vitamins, supplements, minerals and alternative health products retailers;

  . online retailers of pharmaceutical and other health-related products that also carry vitamins, supplements, minerals and alternative health products;

  . independent online retailers specializing in vitamins, supplements, minerals and alternative health products;

  . mail-order and catalog retailers of vitamins, supplements, minerals and alternative health products, some of which have already developed online retail outlets; and

  . direct sales organizations, retail drugstore chains, health food store merchants, mass market retail chains and various manufacturers of alternative health products.

  Many of SLW Enterprises' potential competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than SLW

Enterprises has. In addition, an online retailer may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies as use of the Internet and other electronic services increases. Competitors have and may continue to adopt aggressive pricing or inventory availability policies and devote substantially more resources to website and systems development than SLW Enterprises does. Increased competition may result in reduced operating margins and loss of market share.

   SLW Enterprises believes that the principal competitive factors in its market are:

  .  ability to attract and retain customers;

  .  breadth of product selection;

  .  product pricing;

  .  ability to customize products and labeling;

  .  quality and responsiveness of customer service.

SLW Enterprises believes that it can compete favorably on these factors. However, SLW Enterprises will have no control over how successful its competitors are in addressing these factors. In addition, with little difficulty, SLW Enterprises' online competitors can duplicate many of the products or services offered on the Vitamineralherb.com site.

   SLW Enterprises believes that traditional retailers of vitamins, supplements, minerals and other alternative health products face several challenges in succeeding:

  . Lack of convenience and personalized service. Traditional retailers have limited store hours and locations. Traditional retailers are also unable to provide consumers with product advice tailored to their particular situation.

  . Limited product assortment. The capital and real estate intensive nature of store-based retailers limit the product selection that can be economically offered in each store location.

  . Lack of Customer Loyalty. Although the larger traditional retailers often attract customers, many of these customers are only one-time users. People are often attractive to the name brands, but find the products too expensive. It is understood that these are quality products and have value, but the multilevel structure of marketing often employed by large retailers mandate high prices.

  As a result of the foregoing limitations, SLW Enterprises believes there is significant unmet demand for an alternative shopping channel that can provide consumers of vitamins, supplements, minerals and other alternative health products with a broad array of products and a convenient and private shopping experience.

   SLW Enterprises hopes to attract and retain consumers through the following key attributes of its business:

  . Broad Expandable Product Assortment. SLW Enterprises' product selection is substantially larger than that offered by store-based retailers.

  . Low Product Prices. Product prices can be kept low due to volume purchases through SLW Enterprises' affiliation with Vitamineralherb.com and other licensees. Product prices will also be lower due to SLW Enterprises' lack of need of inventory and warehouse space. All products are shipped from International Formulation and Manufacturing's inventory.

  . Accessibility to Customized Products. At minimal cost, health and fitness practitioners may offer their customers customized products.

  . Access to Personalized Programs. Health or fitness professional can tailor vitamin and dietary supplement regimes to their clients.

Regulatory Environment

   The manufacturing, processing, formulating, packaging, labeling and advertising of the products SLW Enterprises sells may be subject to regulation by one or more U.S. federal agencies, including the Food and Drug
Administration, the Federal Trade Commission, the United States Department of Agriculture and the Environmental Protection Agency. These activities also may be regulated by various agencies of the states, localities and foreign countries in which consumers reside.

   The Food and Drug Administration, in particular, regulates the formulation, manufacture, labeling and distribution of foods, including dietary supplements, cosmetics and over-the- counter or homeopathic drugs. Under the Federal Food, Drug, and Cosmetic Act, the Food and Drug Administration may undertake enforcement actions against companies marketing unapproved drugs, or "adulterated" or "misbranded" products. The remedies available to the Food and Drug Administration include: criminal prosecution; an injunction to stop the sale of a company's products; seizure of products; adverse publicity; and "voluntary" recalls and labeling changes.

   Food and Drug Administration regulations require that certain informational labeling be presented in a prescribed manner on all foods, drugs, dietary supplements and cosmetics. Specifically, the Food, Drug, and Cosmetic Act requires that food, including dietary supplements, drugs and cosmetics, not be "misbranded." A product may be deemed an unapproved drug and "misbranded" if it bears improper claims or improper labeling. The Food and Drug Administration has indicated that promotional statements made about dietary supplements on a company's website may constitute "labeling" for purposes of compliance with the provisions of the Food, Drug, and Cosmetic Act. A manufacturer or distributor of dietary supplements must notify the Food and Drug Administration when it markets a product with labeling claims that the product has an effect on the structure or function of the body. Noncompliance with the Food, Drug, and Cosmetic Act, and recently enacted amendments to that Act discussed below, could result in enforcement action by the Food and Drug Administration.

   The Food, Drug, and Cosmetic Act has been amended several times with respect to dietary supplements, most recently by the Nutrition Labeling and Education Act of 1990 and the Dietary Supplement Health and Education Act of 1994. The Dietary Supplement Health and Education Act created a new statutory framework governing the definition, regulation and labeling of dietary supplements. With respect to definition, the Dietary Supplement Health and Education Act created a new class of dietary supplements, consisting of vitamins, minerals, herbs, amino acids and other dietary substances for human use to supplement the diet, as well as concentrates, metabolites, extracts or combinations of such dietary ingredients. Generally, under the Dietary Supplement Health and Education Act, dietary ingredients that were on the market before October 15, 1994 may be sold without Food and Drug Administration pre-approval and without notifying the Food and Drug Administration. In contrast, a new dietary ingredient, i.e., one not on the market before October 15, 1994, requires proof that it has been used as an article of food without being chemically altered or evidence of a history of use or other evidence of safety establishing that it is reasonably expected to be safe. Retailers, in addition to dietary supplement manufacturers, are responsible for ensuring that the products they market for sale comply with these regulations. Noncompliance could result in enforcement action by the Food and Drug Administration, an injunction prohibiting the sale of products deemed to be noncompliant, the seizure of such products and criminal prosecution.

   The Food and Drug Administration has indicated that claims or statements made on a company's website about dietary supplements may constitute "labeling" and thus be subject to regulation by the Food and Drug Administration. With respect to labeling, the Dietary Supplement Health and Education Act amends, for dietary supplements, the Nutrition Labeling and Education Act by providing that "statements of nutritional support," also referred to as "structure/function claims," may be used in dietary supplement labeling without Food and Drug Administration pre-approval, provided certain requirements are met. These statements may describe how particular dietary ingredients affect the structure or function of the body, or the mechanism of action by which a dietary ingredient may affect body structure or function, but may not state a drug claim, i.e., a claim that a dietary supplement will diagnose, mitigate, treat, cure or prevent a disease. A company making a "statement of nutritional support" must possess substantiating evidence for the statement, disclose on the label that the Food and Drug Administration has not reviewed the statement and that the product is not intended for use for a disease and notify the Food and Drug Administration of the statement within 30 days after its initial use. It is possible that the statements presented in connection with product descriptions on SLW Enterprises' site may be determined by the Food and Drug Administration to be drug claims rather than acceptable statements of nutritional support. In addition, some of SLW Enterprises' suppliers may incorporate objectionable statements directly in their product names or on their products' labels, or otherwise fail to comply with applicable manufacturing, labeling and registration requirements for over-the-counter or homeopathic drugs or dietary supplements. As a result, Vitamineralherb.com may have to remove objectionable statements or products from its site or modify these statements, or product names or labels, in order to comply with Food and Drug Administration regulations. Such changes could interfere with SLW Enterprises' marketing of products and could cause us to incur significant additional expenses.

   In addition, the Dietary Supplement Health and Education Act allows the dissemination of "third party literature" in connection with the sale of dietary supplements to consumers at retail if the publication meets statutory requirements. Under the Dietary Supplement Health and Education Act, "third party literature" may be distributed if, among other things, it is not false or misleading, no particular manufacturer or brand of dietary supplement is promoted, a balanced view of available scientific information on the subject matter is presented and there is physical separation from dietary supplements in stores. The extent to which this provision may be used by online retailers is not yet clear, and SLW Enterprises cannot assure you that all pieces of "third party literature" that may be disseminated in connection with the products SLW Enterprises offers for sale will be determined to be lawful by the Food and Drug Administration. Any such failure could render the involved product an unapproved drug or a "misbranded" product, potentially subjecting us to enforcement action by the Food and Drug Administration, and could require the removal of the noncompliant literature from Vitamineralherb.com's website or the modification of SLW Enterprises' selling methods, interfering with SLW Enterprises' continued marketing of that product and causing us to incur significant additional expenses. Given the fact that the Dietary Supplement Health and Education Act was enacted only five years ago, the Food and Drug Administration's regulatory policy and enforcement positions on certain aspects of the new law are still evolving. Moreover, ongoing and future litigation between dietary supplement companies and the Food and Drug Administration will likely further refine the legal interpretations of the Dietary Supplement Health and Education Act. As a result, the regulatory status of certain types of dietary supplement products, as well as the nature and extent of permissible claims will remain unclear for the foreseeable future. Two areas in particular that pose potential regulatory risk are the limits on claims implying some benefit or relationship with a disease or related condition and the application of the physical separation requirement for "third party literature" as applied to Internet sales.

   In addition to the regulatory scheme under the Food, Drug and Cosmetic Act, the advertising and promotion of dietary supplements, foods, over-the-counter drugs and cosmetics is subject to scrutiny by the Federal Trade Commission. The Federal Trade Commission Act prohibits "unfair or deceptive" advertising or marketing practices, and the Federal Trade Commission has pursued numerous food and dietary supplement manufacturers and retailers for deceptive advertising or failure to substantiate promotional claims, including, in many instances, claims made via the Internet. The Federal Trade Commission has the power to seek administrative or judicial relief prohibiting a wide variety of claims, to enjoin future advertising, to seek redress or restitution payments and to seek a consent order and seek monetary penalties for the violation of a consent order. In general, existing laws and regulations apply fully to transactions and other activity on the Internet. The Federal Trade Commission is in the process of reviewing its policies regarding the applicability of its rules and its consumer protection guides to the Internet and other electronic media. The Federal Trade Commission has already undertaken a new monitoring and enforcement initiative, "Operation Cure-All," targeting allegedly bogus health claims for products and treatments offered for sale on the Internet. Many states impose their own labeling or safety requirements that differ from or add to existing federal requirements.

   SLW Enterprises cannot predict the nature of any future U.S. laws, regulations, interpretations or applications, nor can it determine what effect additional governmental regulations or administrative orders, when and if promulgated, would have on its business in the future. Although the regulation of dietary supplements is less restrictive than that of drugs and food additives, SLW Enterprises cannot assure you that the current statutory scheme and regulations applicable to dietary supplements will remain less restrictive. Further, SLW Enterprises cannot assure you that, under existing laws and regulations, or if more stringent statutes are enacted, regulations are promulgated or enforcement policies are adopted, it is or will be in compliance with these existing or new statutes, regulations or enforcement policies without incurring material expenses or adjusting its business strategy. Any laws, regulations, enforcement policies, interpretations or applications applicable to SLW Enterprises' business could require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not capable of reformulation, additional record keeping, expanded documentation of the properties of certain products, expanded or different labeling or scientific substantiation.

   Regulation of the Internet. In general, existing laws and regulations apply to transactions and other activity on the Internet; however, the precise applicability of these laws and regulations to the Internet is sometimes uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet or electronic commerce. Nevertheless, numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes on the Internet. Additionally, due to the increasing use of the Internet as a medium for commerce and communication, it is possible that new laws and regulations may be enacted with respect to the Internet and electronic commerce covering issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the Internet may impair the growth of Internet use and result in a decline in SLW Enterprises' sales.

   A number of legislative proposals have been made at the federal, state and local level, and by foreign governments, that would impose additional taxes on the sale of goods and services over the Internet, and certain states have taken measures to tax Internet-related activities. Although Congress recently placed a three-year moratorium on new state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly excepted from this moratorium. Further, once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. Such legislation or other attempts at regulating commerce over the Internet may substantially impair the growth of commerce on the Internet and, as a result, adversely affect SLW Enterprises' opportunity to derive financial benefit from such activities.

Employees

   SLW Enterprises is a development stage company and currently has no employees. SLW Enterprises is currently managed by Suzanne Wood, its sole officer and director. SLW Enterprises looks to Ms. Wood for her entrepreneurial skills and talents. For a complete discussion of Ms. Wood's experience, please see "Directors and Executive Officers." Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. SLW Enterprises may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire stock in SLW Enterprises, which would dilute the ownership interest of holders of existing shares of its common stock.

Available Information and Reports to Securities Holders

   SLW Enterprises has filed with the Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to SLW Enterprises and its common stock, see the registration statement and the exhibits and schedules thereto. Any document SLW Enterprises files may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street NW., Washington D.C. 20549, and the public reference rooms in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. SLW Enterprises' filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

   Upon completion of this offering, SLW Enterprises will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

   The following discussion and analysis of SLW Enterprises' financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this Prospectus.

   This prospectus contains forward-looking statements, the accuracy of which involve risks and uncertainties. Words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions are used to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential markets for Vitamineralherb products. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. SLW Enterprises' actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by SLW Enterprises described in "Risk Factors" and elsewhere in this prospectus. The following discussion and analysis should be read in conjunction with SLW Enterprises' Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.

Results of Operations

   During the period from March 22, 2000 through April 30, 2000, SLW Enterprises has engaged in no significant operations other than organizational activities, acquisition of the rights to market Vitamineralherb and preparation for registration of its securities under the Securities Act of 1933, as amended. No revenues were received by SLW Enterprises during this period.

   For the current fiscal year, SLW Enterprises anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. SLW Enterprises anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

   SLW Enterprises' business plan is to determine the feasibility of marketing the Vitamineralherb products in various markets, and, if the products prove to be in demand, begin marketing and selling Vitamineralherb products.

Liquidity and Capital Resources

   SLW Enterprises remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, SLW Enterprises' balance sheet as of April 30, 2000, reflects total assets of $35,000, in the form of a license and capitalized organizational costs.

   SLW Enterprises' business plan is to determine the feasibility of selling Vitamineralherb.com products to targeted markets. Should SLW Enterprises determine that its business plan is feasible, it intends to employ salespeople to call on medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers to interest these professionals in selling to their clients high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products. These professionals would sell the products to their clients via the Internet.

   In order to determine the feasibility of its business plan, SLW Enterprises plans, during the next six to twelve months, to conduct research into these various potential target markets. Should SLW Enterprises determine that the exploitation of the license is feasible, it will engage salespeople to market the products. Based primarily on discussions with the licensor, SLW Enterprises believes that during its first operational quarter, it will need a capital infusion of approximately $85,000 to achieve a sustainable sales level where yongoing operations can be funded out of revenues. This capital infusion is intended to cover costs of advertising, hiring and paying two salespeople, and administrative expenses. In addition, SLW Enterprises will need approximately $260,000 in the event it determines that its market will not pay in advance and it will have to extend credit. These expenses will exceed the funds raised by this offering, and SLW Enterprises will have to obtain additional financing through an offering or capital contributions by current shareholders.

   SLW Enterprises is conducting this offering, in part, because it believes that an early registration of its equity securities will minimize some of the impediments to capital formation that otherwise exist. By having a registration statement in place, SLW Enterprises believes it will be in a better position, either to conduct a future public offering of its securities or to undertake a private placement with registration rights, than if it were a completely private company. Registering its shares will help minimize the liquidity discounts SLW Enterprises may otherwise have to take in a future private placement of its equity securities, because investors will have a high degree of confidence that the Rule 144(c)(1) public information requirement will be satisfied, and a public market will exist to effect Rule 144(g) broker transactions. SLW Enterprises believes that the cost of registering its securities, and undertaking the affirmative disclosure obligations that such a registration entails, will be more than offset by avoiding deep liquidity discounts in future sales of securities. No specific private investors have been identified, but SLW Enterprises' management has general knowledge of an investor class interested in investing in companies that can demonstrate a clear path to an early liquidity event.

   No commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to SLW Enterprises or at all. SLW Enterprises expects to begin earning revenues shortly after a sales force is in place.

   In addition, SLW Enterprises may engage in a combination with another business. SLW Enterprises cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which SLW Enterprises may eventually combine. SLW Enterprises has engaged in discussions concerning potential business combinations, but has not entered into any agreement for such a combination.

   SLW Enterprises will need additional capital to carry out its business plan or to engage in a business combination. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to SLW Enterprises or at all. SLW Enterprises has no commitments for capital expenditures.

                            DESCRIPTION OF PROPERTY

   SLW Enterprises currently maintains limited office space, occupied by Suzanne Wood, for which it pays no rent. Its address is Suite 210, 580 Hornby Street, Vancouver, British Columbia V6C 3B6, Canada and its phone number is
(604) 687-6991. SLW Enterprises does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   No director, executive officer or nominee for election as a director of SLW Enterprises and no owner of five percent or more of SLW Enterprises' outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $60,000.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

   No established public trading market exists for SLW Enterprises' securities. SLW Enterprises has no common equity subject to outstanding purchase options or warrants. SLW Enterprises has no securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that SLW Enterprises has agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by SLW Enterprises.

   As of May 1, 2000, there were 1,600,000 shares of common stock outstanding, held by 1 shareholder of record. Upon effectiveness of the registration statement that includes this prospectus, all of SLW Enterprises' outstanding shares will be eligible for sale.

   To date SLW Enterprises has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon SLW Enterprises' future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.

                             EXECUTIVE COMPENSATION

   No officer or director has received any remuneration from SLW Enterprises. Although there is no current plan in existence, it is possible that SLW Enterprises will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of SLW Enterprises' business plan. SLW Enterprises has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. SLW Enterprises has no employment contract or compensatory plan or arrangement with any executive officer of SLW Enterprises. The director currently does not receive any cash compensation from SLW Enterprises for her service as a member of the board of directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships and Related Transactions."

                              SLW ENTERPRISES INC.
                         (A Development Stage Company)

                                                                           Index
                                                                           -----
Independent Auditor's Report..............................................  F-1

Balance Sheet.............................................................  F-2

Statement of Operations...................................................  F-3

Statement of Cash Flows...................................................  F-4

Statement of Stockholders' Equity.........................................  F-5

Notes to the Financial Statements.........................................  F-6

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
SLW Enterprises Inc.
(A Development Stage Company)

   We have audited the accompanying balance sheet of SLW Enterprises Inc. (A Development Stage Company) as of April 30, 2000 and the related statements of operations, stockholders' equity and cash flows for the period from March 22, 2000 (Date of Inception) to April 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of SLW Enterprises Inc. (A Development Stage Company), as of April 30, 2000, and the results of its operations and its cash flows for the period from March 22, 2000 (Date of Inception) to April 30, 2000, in conformity with U.S. generally accepted accounting principles.

   The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues or conducted any operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ Elliott Tulk Pryce Anderson

                                          CHARTERED ACCOUNTANTS

Vancouver, Canada
May 1, 2000

                              SLW ENTERPRISES INC.
                         (A Development Stage Company)

                                 BALANCE SHEET

                          (expressed in U.S. dollars)

                                                                     April 30,
                                                                       2000
                                                                     ---------
                                ASSETS
                                ------
   License (Notes 3 and 4)..........................................  $35,000
                                                                      =======
                 LIABILITIES AND STOCKHOLDERS' EQUITY
                 ------------------------------------
   Current Liabilities
     Note payable (Note 4)..........................................  $35,000
                                                                      -------
   Stockholders' Equity
     Common Stock, 100,000,000 common shares authorized with a par value of $.0001; 20,000,000 preferred shares with a par value
      of $.0001; 1,600,000 common shares issued and outstanding.....      160
     Additional Paid in Capital.....................................   15,840
     Preferred Stock, 20,000,000 preferred shares authorized with a
      par value of $.0001; none issued..............................      --
     Deficit Accumulated During the Development Stage...............  (16,000)
                                                                      -------
                                                                          --
                                                                      -------
                                                                      $35,000
                                                                      =======
   Contingent Liability (Note 1)

   Commitment (Note 3)



   (The accompanying notes are an integral part of the financial statements)

                              SLW ENTERPRISES INC.
                         (A Development Stage Company)

                            STATEMENT OF OPERATIONS

                          (expressed in U.S. dollars)

                                                             From March 22, 2000
                                                             (Date of Inception)
                                                              to April 30, 2000
                                                             -------------------
     Revenue................................................      $    --
                                                                  --------
     Expenses
       Legal and organizational.............................        16,000
                                                                  --------
     Net Loss...............................................       (16,000)
                                                                  ========



   (The accompanying notes are an integral part of the financial statements)

                              SLW ENTERPRISES INC.
                         (A Development Stage Company)

                            STATEMENT OF CASH FLOWS

                          (expressed in U.S. dollars)

                                                            From March 22, 2000
                                                            (Date of Inception)
                                                             to April 30, 2000
                                                            -------------------
Cash Flows to Operating Activities.........................      $
  Net loss.................................................       (16,000)
  Non-cash item............................................        16,000
                                                                 --------
Net Cash Used by Operating Activities                                 --
                                                                 --------
Change in cash.............................................           --
Cash--beginning of period..................................           --
                                                                 --------
Cash--end of period........................................           --
                                                                 ========
Non-Cash Financing Activities
  A total of 1,600,000 shares were issued to a director at
   a fair market value of $0.01 per share for legal and
   organizational expenses paid............................        16,000
  A note payable was assumed by the Company for the
   acquisition of a License from a director (Notes 3 and
   5)......................................................        35,000
                                                                 --------
                                                                   51,000
                                                                 ========
Supplemental Disclosures                                              --
  Interest paid............................................           --
  Income tax paid..........................................           --


   (The accompanying notes are an integral part of the financial statements)

                              SLW ENTERPRISES INC.
                         (A Development Stage Company)

                       STATEMENT OF STOCKHOLDERS' EQUITY
           From March 22, 2000 (Date of Inception) to April 30, 2000

                          (expressed in U.S. dollars)

                                                                       Deficit
                                                                     Accumulated
                                   Common Stock   Additional         During the
                                 ----------------  Paid-in           Development
                                  Shares   Amount  Capital    Total     Stage
                                 --------- ------ ---------- ------- -----------
   Balance--March 22, 2000
    (Date of Inception)........        --   $--    $   --    $   --   $    --
     Stock issued for legal and
      organizational expenses
      at a fair market value of
      $0.01 per share..........  1,600,000   160    15,840    16,000       --
     Net loss for the period...        --    --        --        --    (16,000)
                                 ---------  ----   -------   -------  --------
   Balance--April 30, 2000.....  1,600,000   160    15,840    16,000   (16,000)
                                 =========  ====   =======   =======  ========


   (The accompanying notes are an integral part of the financial statements)

                              SLW ENTERPRISES INC.
                         (A Development Stage Company)

                       NOTES TO THE FINANCIAL STATEMENTS

                          (expressed in U.S. dollars)

1. DEVELOPMENT STAGE COMPANY

   SLW Enterprises Inc. herein (the "Company") was incorporated in the State of Washington, U.S.A. on March 22, 2000. The Company acquired a license to market and distribute vitamins, minerals, nutritional supplements, and other health and fitness products in which the grantor of the license offers these products for sale from various suppliers on their Web Site.

   The Company is in the development stage.

   In a development stage company, management devotes most of its activities in developing a market for its products. Planned principal activities have not yet begun. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and/or attain profitable operations. There is no guarantee that the Company will be able to raise any equity financing or sell any of its products at a profit. There is substantial doubt regarding the Company's ability to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a)  Year end

     The Company's fiscal year end is April 30.

  (b)  License

     The cost to acquire a license is capitalized as incurred. These costs will be amortized on a straight-line basis over the next twelve months, commencing May 1, 2000.

  (c)  Cash and Cash Equivalents

     The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

  (d)  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.

3. LICENSE

   The Company's only asset is a license to market vitamins, minerals, nutritional supplements and other health and fitness products through the Grantor's Web Site. The Company desires to market these products to medical practitioners, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness practitioners, school and other fund raising programs and other similar types of customers in Montana, North Dakota, South Dakota and Wyoming. The license was acquired on April 13, 2000 for a term of three years. The Company must pay an annual fee of $500 for maintenance of the Grantor's Web Site commencing on the anniversary date. The Grantor of the license retains 50% of the profits.

   The Company paid total consideration of $35,000 for the license with a note payable of $35,000.

                             SLW ENTERPRISES, INC.
                         (A Development Stage Company)

                 NOTES TO THE FINANCIAL STATEMENTS--(Continued)

                          (expressed in U.S. dollars)


4. NOTE PAYABLE

   The note payable is unsecured, non-interest bearing and is repayable upon the successful completion of an Initial Public Offering of the common stock of the Company and sale of all registered shares pursuant to such offering.

5. RELATED PARTY TRANSACTION

   The License referred to in Note 3 was assigned to the Company by the sole director and President of the Company for consideration of the assumption of a note payable of $35,000.

   The Grantor of the License is not related to the Company.

          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

   None.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

   SLW Enterprises' Articles of Incorporation provide that it must indemnify its directors and officers to the fullest extent permitted under Washington law against all liabilities incurred by reason of the fact that the person is or was a director or officer of SLW Enterprises or a fiduciary of an employee benefit plan, or is or was serving at the request of SLW Enterprises as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

   The effect of these provisions is potentially to indemnify SLW Enterprises' directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with SLW Enterprises. Pursuant to Washington law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law;
(b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

   The bylaws of SLW Enterprises, filed as Exhibit 3.2, provide that it will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of SLW Enterprises, absent a finding of negligence or misconduct in office. SLW Enterprises' Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not SLW Enterprises has the power to indemnify such person against liability for any of those acts.

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The securities are being registered for the account of selling shareholders, and all of the following expenses will be borne by such shareholders. The amounts set forth are estimates except for the SEC registration fee:

   SEC registration fee................................................ $    35
   Printing and engraving expenses.....................................     -0-
   Attorneys' fees and expenses........................................  16,000
   Accountants' fees and expenses......................................   1,500
   Transfer agent's and registrar's fees and expenses..................     500
   Miscellaneous.......................................................     965
                                                                        -------
   Total............................................................... $19,000
                                                                        =======

   The Registrant will bear all expenses shown above.

                    RECENT SALES OF UNREGISTERED SECURITIES

   Set forth below is information regarding the issuance and sales of SLW Enterprises' securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

   On April 13, 2000, SLW Enterprises issued 1,600,000 shares of common stock to Suzanne Wood in satisfaction of legal expenses ($16,000). The issuance of the shares was exempt from registration under Rule 506 of Regulation D, and sections 3(b) and 4(2) of the Securities Act of 1933, as amended, due to Ms. Woods' status as the founder and initial management of SLW Enterprises, and her status as an accredited investor, and the limited number of investors
(one).

                                    EXHIBITS

   The following exhibits are filed as part of this Registration Statement:

 Exhibit
 Number  Description
 ------- -----------
   3.1   Articles of Incorporation
   3.2   Bylaws
   4.1   Specimen Stock Certificate
   4.2   Stock Subscription Agreement
   5.1   Opinion re: legality
  10.1   License Agreement
  10.2   Assignment of License Agreement
  10.3   Promissory Note to Vitamineralherb.com Inc.
  23.1   Consent of Independent Auditors
  23.2   Consent of Counsel (see Exhibit 5.1)
  27.1   Financial Data Schedule

                                  UNDERTAKINGS

   The Registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

       (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

       (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

       (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities of the securities at that time to be the initial bona fide Offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     (4) Provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     (5) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide Offering of those securities.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

   In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on June 2, 2000.

                                          SLW Enterprises Inc.

                                                    /s/ Suzanne Wood
                                          By: _________________________________
                                                       Suzanne Wood,
                                                         President

   In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

              Signature                          Title                   Date
              ---------                          -----                   ----


         /s/ Suzanne Wood              President, Secretary,         June 2, 2000
______________________________________  Treasurer, and Director
             Suzanne Wood

                               INDEX TO EXHIBITS

 Exhibit
 Number  Description
 ------- -----------
   3.1   Articles of Incorporation

   3.2   Bylaws

   4.1   Specimen Stock Certificate

   4.2   Stock Subscription Agreement

   5.1   Opinion re: legality

  10.1   License Agreement

  10.2   Assignment of License Agreement

  10.3   Promissory Note to Vitamineralherb.com Inc.

  23.1   Consent of Independent Auditors

  23.2   Consent of Counsel (see Exhibit 5.1)

  27.1   Financial Data Schedule